Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$260,821
Unrealized Gain (Loss) on Market Value of Futures	(15,540,180)
Dividend Income	4,652
Interest Income	26,678
ETF Transaction Fees	1,050
Total Income (Loss)	$(15,246,979)

Expenses
General Partner Management Fees	$58,799
Professional Fees	5,172
Brokerage Commissions	1,457
Non-interested Directors' Fees and Expenses	620
Prepaid Insurance Expense	305
NYMEX License Fee	1,470
Total Expenses	$67,823
Net Income (Loss)	$(15,314,802)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/16	$120,848,162
Additions (150,000 Shares)	2,782,398
Net Income (Loss)	(15,314,802)

Net Asset Value End of Month	$108,315,758
Net Asset Value Per Share (6,400,000 Shares)	$16.92

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612